Exhibit 10.7


                                    AGREEMENT


         This Agreement is entered into between Minnesota Mining and Manufacturing Company ("3M") and CNS, Inc. ("CNS").

                                    RECITALS

         WHEREAS, 3M and CNS entered into a Distribution Agreement with an effective date of August 2, 1995, ("the 1995 Agreement") and

         WHEREAS, under the terms of the 1995 Agreement, 3M became CNS's exclusive distributor of CNS's nasal dilator outside of the United States and Canada, CNS provided product to 3M with 3M's label, either in bulk or through packaging by CNS, and 3M licensed the Breathe Right(R) trademark from CNS, but agreed to use 3M's trade dress, and

         WHEREAS, certain disputes and disagreements have arisen between 3M and CNS, and 3M and CNS wish to finally resolve any such disputes or disagreements, and

         WHEREAS, the parties now desire to amend the 1995 Agreement and change their business relationship, and

         WHEREAS, the purpose of this new Agreement is to allow CNS to assume the international sales and distribution of nasal dilators from 3M, to provide for an orderly transition process for doing so, and to provide compensation to 3M for doing so, releasing certain of its rights under the 1995 Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. Effective Date. The effective date of this Agreement is September 30, 1999.

         2. Amendment. This Agreement modifies and amends the 1995 Agreement, and the parties deem this Agreement to be sufficient written amendment to meet the requirements of paragraph 17G of the 1995 Agreement. The terms of this Agreement control to the extent they are inconsistent with the terms of the 1995 Agreement.

         3. Nonexclusive Distribution. Effective on the date hereof, 3M is authorized by CNS to continue to distribute CNS's nasal dilator strips outside of the United States and Canada, but its distribution

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shall no longer be exclusive. Notwithstanding the foregoing, 3M shall be the exclusive distributor of CNS nasal dilators to its current drug store and pharmacy customers outside the United States and Canada and to Boots, Migros and Franklin's (Australia) provided 3M maintains distribution at those customers through March 1, 2000. 3M's exclusive distribution rights for such customers will terminate on March 1, 2000. On that date, 3M's rights will be nonexclusive until the termination of 3M's distribution rights on June 30, 2000, as set forth in this Agreement. During the period from the date of this Agreement until June 30, 2000, 3M will sell no nasal dilator strips or dilators other than those supplied to it by CNS. CNS will not send any direct communications to 3M's exclusive customers (identified above) regarding the termination of the Distribution Agreement or the transfer of the business prior to the communication referenced in paragraph 13(a).

         4. Payment. Within ten business days of the effective date of this Agreement, CNS shall pay to 3M $6,345,000.

         5. End of Sales and Distribution. On June 30, 2000, all 3M's rights of any sort to sell or distribute CNS nasal dilators shall terminate.

         6. Non-Competition. 3M will not sell any nasal dilator devices during the period beginning July 1, 2000 and ending June 30, 2002.

         7. Fulfillment of Orders. CNS will continue to fill orders for nasal dilators to be sold by 3M between the date of this Agreement and June 30, 2000, and will cooperate to minimize ending inventory while assuring supply. Beginning January 1, 2000, CNS will supply nasal dialators to fill orders received by 3M in generic cold seal wrappers ("packaging") on a consignment basis. 3M will pay for the nasal dilators upon 3M's sale of the nasal dilators to its customers.

         8. Remaining Inventory. To the extent any inventory of 3M packaged dilators is left in 3M's possession or control on June 30, 2000, such inventory shall be the sole responsibility of 3M and 3M shall destroy that inventory and shall have no rights to sell such inventory or return such inventory to CNS. The parties recognize and agree that the purpose of this provision is to provide an incentive to 3M to meet its responsibilities to continue its marketing and distribution responsibilities until the termination of its distribution rights and responsibilities, as set forth below. By September 30, 2000, 3M will return unsold nasal dilators in generic packaging to CNS.

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           9. Excessive Sales and Prices. In the period before June 30, 2000, 3M shall not sell 'excessive' amounts of inventory to customers by offering prices below 3M's original cost of CNS nasal dilators in local currency. For the purposes of this paragraph, 'excessive' means amounts substantially in excess of a reasonable forecast of sales by the customer. Nothing in this paragraph limits 3M's ability to promote CNS nasal dilators to consumers, for example, by offering 'buy one get two free' or by offering a fee nasal dilator with the purchase of other 3M products.

         10. Product Returns. Customer returns of nasal strip product will be the responsibility of the Company -- 3M or CNS -- who originally sold that product.

         11. Trade Fund Resolution. 3M will be responsible for any trade funding commitments that it enters with customers for nasal strips purchased from 3M, for example, promotional allowances, and volume incentives.

         12. License. CNS hereby licenses to 3M the use of the CNS Breathe Right(R) trademark or trade name for use outside of the United States and Canada for sales of products provided or to be provided to 3M by CNS for sale and distribution. This license and 3M's use of the Breathe Right(R) trademark and trade name shall cease on June 30, 2000.

         13. Business Transition. 3M shall make the following reasonable efforts to arrange for the transition to CNS of its business relationships concerning nasal dilators and of its sales and distribution of nasal dilators. To that end, 3M shall perform the following:

                  a) Provide to 3M's customers, and others assisting 3M in distributing nasal dilators, a written communication concerning the transfer of the nasal dilator business from 3M to CNS. The communication shall be in the form of a letter, the text of which shall be prepared by 3M and approved by CNS. CNS will not withhold its approval unreasonably. The letter will be sent by March 1, 2000 and will state that after June 30, 2000, Breathe Right(R) nasal dilators, or whatever nasal dilator strips are being sold by 3M to customers, shall thereafter be available from 3M's former licensor, CNS, and its distributor specified by CNS.

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                  b) Provide to CNS by January 1, 2000, 3M's customer lists and a two year sales history ending September 30, 1999. 3M will not be obligated to provide such customer lists and sales history if, prior to January 1, 2000, CNS announces an intent to be acquired or is acquired by a competitor of any of 3M's First Aid Dressing and First Aid Supplies businesses.

         14. Release. CNS and 3M hereby release each other, as well as the directors, officers, employees and agents of the other from all claims up to the date of this Agreement which the parties have against each other, known or unknown, including, but not limited to, claims relating to the parties' performance or lack thereof under the 1995 Agreement. This release does not excuse 3M from paying for any products that have been ordered or delivered to date, or excuse CNS from delivering ordered products.

         15. Independent Contractors. 3M and CNS are independent contractors. They are not agents of each other, partners, joint ventures or franchisor/franchisee. Neither has the right to bind or act on the other's behalf.

         16. No Assignment. Neither party will assign this Agreement without the consent of the other, except for an assignment by CNS to a successor of CNS's nasal dilator business.

         17. No Waiver. Neither 3M nor CNS waives any of its rights provided by this Agreement because it fails to enforce them.

         18. Entire Agreement. This Agreement is the entire agreement between 3M and CNS regarding the amendment of the 1995 Agreement. This Agreement supersedes any other agreement concerning such amendment and may be modified only by a written agreement.

         19. Governing Law. This Agreement shall be governed by Minnesota law.

         20. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or the 1995 Agreement, or the breach, termination or validity thereof, shall be settled by arbitration in accordance with the rules of the Center of Public Resources by a single arbitrator selected by mutual agreement of the parties from the panel of the Center for Public Resources. The arbitration will be governed by the United States Arbitration Act.

                  a) The arbitrator shall apply Minnesota law and shall have the power to require specific performance, issue injunctions, declare the rights of the parties and award damages.

                  b) Judgment of the arbitrator may be entered by any court with appropriate jurisdiction.

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                  c) The arbitration hearing shall begin no more than 120 days from the date Notice of Arbitration is delivered to the respondent.


MINNESOTA MINING AND MANUFACTURING COMPANY



By                                               Dated:

  Its



CNS, INC.



By                                               Dated:

  Its